UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

Willis Group Holdings Public Limited
Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Offer to Purchase

As previously disclosed, Willis Group Holdings Public Limited Company (“Willis”) has an investment (approximately 30%) in GS & Cie Groupe (“Gras Savoye”).  On April 22, 2015, Willis announced that it has submitted a firm offer (the “Accelerated Offer”) to purchase the outstanding share capital of Gras Savoye from its shareholders (“Sellers”) (the “Proposed Transaction”) for approximately €550 million (approximately $592 million at current exchange rates), which includes the repayment of outstanding third party debt (estimated to be €40 million or approximately $43 million at current exchange rates).

Pursuant to the Accelerated Offer, Willis has agreed to enter into a share purchase agreement with the Sellers after completion of the required consultation with Gras Savoye’s French workers’ councils and acceptance of the Accelerated Offer by the Sellers. Willis intends to finance the Proposed Transaction primarily through debt. Completion of the Proposed Transaction will be subject to customary regulatory requirements and acceptance by Gras Savoye, which can only occur after consultation with the workers’ councils. The Proposed Transaction is expected to close on or about December 31, 2015.

Notice to Retain Call Option under Existing Shareholders Agreement

Willis and the Sellers are also parties to an existing Shareholders’ Agreement, dated December 17, 2009 and amended on April 15, 2013 (the “Existing Shareholders Agreement”), pursuant to which Willis has a call option (that is exercisable from April 15 until May 15, 2016) to purchase the remaining capital of Gras Savoye in June 2016.  Under the terms of the Existing Shareholders Agreement, Willis is required to notify the other shareholders prior to April 30, 2015 whether it intends to waive or retain the benefit of the call option. On April 22, 2015, Willis also gave notice to the Sellers that it intends to retain the benefit of the call option, preserving its right under the Existing Shareholders Agreement to purchase the remaining capital in Gras Savoye in June 2016 in the event that the Sellers do not accept the Accelerated Offer.

If the Sellers do not accept the Accelerated Offer by October 31, 2015, the Accelerated Offer will lapse unless otherwise extended by the parties, and the terms of the Existing Shareholders Agreement, as amended, will continue to apply.  As a result, if Willis does not exercise the call option by May 15, 2016, then the other shareholders can require Willis to acquire their shares in Gras Savoye from May 18 to June 15, 2016.  In that case, pursuant to the Existing Shareholders Agreement, as amended, the purchase price will be based on the agreed-upon formula discussed in the Company’s Form 8-K, dated April 15, 2013.  The parties also entered into clarifying amendments to the Existing Shareholders Agreement.

Item 7.01. Regulation FD Disclosure

A copy of the press release regarding the Accelerated Offer, the Proposed Transaction and the Notice to Retain the Call Option is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01. The press release and this Form 8-K should be read in conjunction with the forward-looking statements included in the text of the press release. Willis plans to discuss the transaction in its regularly scheduled conference call to discuss its first quarter 2015 results.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Willis Group Holdings Public Limited Company Press Release issued April 22, 2015

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
	By:	/s/ Matthew Furman
Matthew Furman
Group General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Willis Group Holdings Public Limited Company Press Release issued April 22, 2015.